                                HORNBLOWER WEEKS
                             Financial Corporation

                          INVESTMENT BANKING AGREEMENT

         This AGREEMENT (the "Agreement") is made this 1st day of June 2001 by and between Junum Incorporated, having its principal place of business at 1590 Corporate Drive, Costa Mesa, CA 92626 (hereinafter the "Company") and Hornblower & Weeks Financial Corporation, having its principal place of business at 110 Wall Street, New York, NY 10005 (hereinafter the "Consultant," and, together with the Company, the "Parties").

         WHEREAS, the Company desires to retain the Consultant for consulting services in connection with the Company's business affairs, and the Consultant is willing to undertake to provide such services as hereinafter fully set forth. This Agreement shall be binding upon the Parties upon the execution hereof.

                                   WITHESSETH

NOW, THEREFORE, the Parties agree as follows:

         1. TERM: This Agreement shall expire twelve (12) months from the date hereof (the "Term"). The Company shall have the right to extend the Term for an additional twelve (12) months by delivering written notice to the Consultant not less than thirty (30) days before the expiration of the Term. In addition, the Company shall have the right, at any time, to terminate this Agreement upon not less than 30 days prior written notice.

         2. NATURE OF SERVICES: The Company hereby engages Consultant to render the services hereinafter described during the term hereof on a non-exclusive basis (it being understood and agreed that Consultant is free to render the same or similar services to any other entity selected by it). Notwithstanding anything to the contrary herein, Consultant shall not render any services, or take any action, in connection with, or which would constitute, capital raising activities or promotion of the Company's securities. Consultant shall render the following services in compliance with all federal and state securities laws and regulations.

(a) Advice concerning on-going strategic corporate planning and long-term investment policies, including any revision of the Company's business plan.

         (b) Evaluation of the Company's managerial, marketing and sales requirements.
         (c) Introduction to Exchanges' and Registered Associations' market participants.
         (d)      Introductions to Financial institutions and Money Managers.
         (e) Exchanges' and Registered Associations' market services for the Company's securities.

                                                                  Initials   /S/

         3. REPONSIBILITIES OF THE COMPANY: The Company shall provide the Consultant with all material financial and business information about the Company as reasonably requested by the Consultant in a timely manner. In addition, executive officers and directors of the Company shall make themselves available from time to time for personal consultations with the Consultant and/or third party designees, subject to reasonable prior notice, pursuant to the reasonable request of the Consultant.

         4. COMPENSATION: For corporate financial advisory services, due diligence and other services, including without limitation the services set forth in Paragraph 2 above, we mutually agree that the Company will cause to be issued and delivered to the Consultant a five-year warrant to purchase 50,000 shares of common stock of the Company for $0.01 per share (which shall contain a cashless exercise provision) concurrent with the signing of this Agreement. It is also agreed that the Company will cause to be issued and delivered to the Consultant five year warrants to purchase 50,000 shares of common stock for $0.01 (which shall contain a cashless exercise provision) on each of the ninety-day, one hundred eighty day and two hundred seventy day anniversary of the signing of this Agreement. It is understood the shares issuable upon the exercise of the warrants shall have piggyback registration rights (as set forth in the related warrant agreement). The warrants and shares issuable upon the exercise of the warrants pursuant to this Paragraph 4(b) will be "restricted securities" as defined in Rule 144 proregulated under the Securities Act of 1933, as amended (the "Act"), and shall bear appropriate legends to such effect.

         5. EXPENSES: The Company shall also reimburse the Consultant for actual and reasonable out-of-pocket expenses, not to exceed $1,000 in any calendar month without prior written consent from the Company, for facsimile, postage, printing, photocopying and entertainment expenses, incurred by the Consultant and directly required for the performance by the Consultant of its duties hereunder. The Company shall also reimburse the Consultant for actual and reasonable out of pocket costs of all travel and related expenses incurred by the Consultant in connection with the performance of its services hereunder, provided that all such costs and expenses have been authorized, in advance and in writing, by the Company. Expenses shall be due and payable when billed to the Company and after they have been incurred by Consultant.

         6. INDEMNIFICAITON: Notwithstanding anything to the contrary herein, the Parties
________________________________________________________________________________
________________________________________________________________________________
fees and expenses in connection with any action, claim or proceeding relating to such liabilities) arising out of this transaction by any reason of any breach or failure of observance or performance or untrue or incorrect statement of any term, commitment, representation, warranty, covenant or agreement made by the respective Parties hereunder or by any reason of negligence by a party

                                                                  Initials   /S/
regarding or in accordance with any duty, document, obligation, responsibility, or other performance of service arising out of this transaction. A party entitled to indemnification hereunder (an "Indemnified Party") agrees to notify each party required to indemnify hereunder (an "Indemnifying Party") with reasonable promptness of any claim asserted against it in respect to which any indemnifying Party may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. An Indemnifying Party shall have the right to defend any such claim at its or his own expense and with the counsel of its or his choice; provided, however, that such counsel shall be approved by the Indemnified Party prior to engagement, which approval shall not be unreasonably withheld or delayed; and provided further, that the Indemnified party may participate in such defense, if it so chooses, with its own counsel and at its own expense.

         7. COMPLETE AGREEMENT: This Agreement contains the entire Agreement between the Parties with respect to the contents hereof and supersedes all prior agreements and understandings between the Parties with respect to such matters, whether written or oral. Neither this Agreement, nor any term or provision hereof may be changed, waived, discharged or amended in any manner other than by any instrument in writing, signed by the Party against which the enforcement of the change, waiver, discharge or amendment is sought.

         8. COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute but one Agreement.

         9. ARBITRATION: The Parties hereby agree to submit any controversy or claim arising out of or relating to this Agreement to final and binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, and further agree that immediately after the filing of a claim as provided herein they shall in good faith attempt mediation in accordance with the AAA Commercial Mediation Rules; provided, however that the proposed mediation shall not interfere with or in any way impede the progress of the arbitration. The Parties also agree that (i) the AAA Optional Rules for Emergency Measures of Protection shall apply to any proceedings initiated hereunder, (ii) the arbitrator shall be authorized and empowered to grant any remedy or relief permitted by law which the arbitrator deems just and equitable in nature, including but not limited to, specific performance, injunction, declaratory judgment and other forms of provisional relief in additional to a monetary award, (iii) the arbitrator may make other decisions including interim, interlocutory or partial findings, orders and awards to the full extent provided in Rule 45 of the Commercial Arbitration Rules, and (iv) the arbitrator shall be empowered and authorized to award attorneys' fees to the prevailing party in accordance with Rule 45.


                                                                  Initials   /S/

         10. SURVIVAL: Any termination of this Agreement shall not, however, affect the on-going provisions of this Agreement, which shall survive such termination in accordance with their terms.

         11. DISCLOSURE: Any financial advice rendered by the Consultant pursuant to this Agreement may not be disclosed publicly in any manner without the prior written approval of the Consultant unless required, in the opinion of the Company or its counsel, by any law, regulation, statute, court, government or regulatory agency. The Company and Consultant shall jointly announce the execution of this Agreement within three business days of its execution. All non-public information given to the Consultant by the Company will be treated by the Consultant as confidential information, and the Consultant agrees not to make use of such information other than in connection with its performance of this Agreement; provided, however, that any such information may be disclosed if required by any court or governmental or regulatory authority, board or agency. "Non-public information" shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Consultant, (ii) was available to the Consultant prior to its disclosure to the Consultant by the Company, provided that such information is not known by the Consultant to be subject to another confidentiality agreement with another party, or (iii) becomes available to the Consultant on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company.

         12. GOVERNING LAW: This Agreement and the legal relations among the Parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof or the actual domiciles of the Parties. Any arbitration or mediation inherited by the parties as provided herein shall be filed and maintained exclusively with the American Arbitration Association's offices located in New York City and the Parties further agree that the provisions of paragraph 9, above, may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorney's fees, to be paid by the party against whom enforcement is ordered.

         13. SEVERABILTIY: Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule, such invalidity, illegality or unenforceability will not effect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained.

                                                                  Initials   /S/

         14. CHOICE OF VENTUE: This Agreement shall be governed by, construed, interpreted and the rights of the Parties determined in accordance with the laws of the state of New York, without reference to the principles of conflicts of law. Any and all conflicts of legal proceedings are agreed to be filed in the courts of the state of New York, sitting in New York County only, and in no other governing jurisdiction.

         15. MISCELLANEOUS:

         (a) All final decisions with respect to consultation, advice and services rendered by the Consultant to the Company shall rest exclusively with the Company, and Consultant shall not have any right or authority to bind the Company to any obligation or commitment.

         (b) Consultant agrees not to sell, loan, pledge, assign, transfer, encumber, distribute, grant or otherwise dispose of, directly or indirectly, or offer, contract or otherwise agrees to do any of the foregoing, (a) any shares of the common stock (the "Common Stock") of the Company, (b) any options or warrants to purchase any shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common
                  Stock, directly or indirectly by the Consultant and/or its Affiliates, otherwise that (i) with the prior written consent of the Company, or (ii) sales of Common Stock pursuant to which all of the shares sold are delivered to the purchaser thereof within three business days of such sale. The foregoing restriction is expressly agreed to preclude the Consultant and its Affiliates from engaging during the Term in any hedging or other transaction which is designed to, or reasonably expected to lend to or result in the Consultant or its Affiliates maintaining a "short" position (or any similar position) for any period longer than three business days, including if such short position is maintained by any Affiliate, or any other person for the benefit or account of, or at the request of, the Consultant.


Agreed and Accepted on June 1, 2001 by and between:

Junum Incorporation                Hornblower & Weeks Financial Corporation



By: /S/ David B. Coulter           By:  /S/ John Rooney
    ---------------------               ---------------------
    David B. Coulter                    John Rooney
    Chairman                            President

                                                                  Initials   /S/